TradeBlock 1460 Broadway, 7th Floor, New York, NY 10036

Exhibit 10(viii)

TradeBlock XBX License Agreement

This XBX License Agreement (the “Agreement”) is made as of the                     , 2016 (the “Effective Date”) by and between Schvey, Inc., a Delaware corporation, having its principal place of business at 1460 Broadway, 7th Floor, New York, NY 10036 (“TradeBlock”) and SolidX Management LLC (“Company”), having its principal place of business at 200 Park Avenue, 17th Floor, New York, NY 10166. Each of the parties hereto may be referred to herein collectively as the “Parties” or each, a “Party.”

1. Services. Subject to the terms hereunder, TradeBlock will provide to Company: (i) access to TradeBlock’s XBX index (the “Index”) and related services as specified on the Order Form attached hereto as Exhibit A (the “Order Form”). Provision of the XBX index or other directly related services provided hereunder will be collectively referred to as the “Services.”

2. Fees and Payments. Company agrees to pay the fees as set forth on the Order Form attached hereto and as otherwise set forth herein (and/or in any Order Form) in accordance with the payment terms in this Agreement. Unless otherwise set forth in the Order Form, invoices for any Services shall be payable on a monthly basis, on the first day of the invoice period. A one and a half percent (    %) monthly service charge or the highest amount permissible by law, if less, is payable on all undisputed overdue balances that are outstanding more than thirty (30) days after the date of the invoice. The service charge is in addition to the overdue balance. All fees are inclusive of, applicable federal, state and local sales, use, excise or other applicable taxes other than taxes on the net income of the Company.

3. Term. This Agreement shall be effective from the Effective Date above and continue through the End Date set forth in the Order Form, subject to any termination rights set forth herein. Upon completion of the initial term, and thereafter, this agreement shall automatically renew for additional one year term(s) (“Renewal Term(s)”), unless earlier terminated pursuant to Section 4 of this Agreement.

4. Termination. Either Party may terminate this Agreement without cause, provided that the non-terminating Party has received in writing the terminating Party’s intention to do so at least one hundred and eighty (180) days prior to termination. Company agrees that it will be responsible to pay the 180-day fee applicable to this 180-day notice period. Either party may terminate this Agreement immediately upon written notice to the other party in the event such other party has committed a material breach of this Agreement that remains uncured thirty (30) days after initial written notice of such breach. Upon termination, Company shall remove any materials, tags and code placed on Company’s website as part of the Services. Notwithstanding the foregoing or anything else to the contrary herein or otherwise, if either Party (A) proposes to enter into or has a receiver, administrator, or other encumbrancer take possession of, or appointed over or has any distress, execution or other process levied or enforced (and not discharged within 60 days) upon the whole or substantially all of, its assets; or (B) ceases or threatens to cease to carry on business, the other Party shall have the right to terminate this Agreement immediately upon notice.

5. Use of Brands; Marketing. Each party may use the other party’s name, trade name, trademarks and icons (collectively, the “Brands”) solely (a) in connection with the Services provided hereunder and only for so long as this Agreement remains in effect and (b) for certain marketing and promotional purposes as mutually agreed upon by both parties. In addition, either Party may identify Company as a customer/vendor of the other and describe the Services used by Company and Company’s experience with such Services, and TradeBlock may develop and make available a case study, magazine article, video, press release (including a win release announcement) and/or podcast related to Company’s use of the Services (the “Content”); provided, however, that such Content may not be publicly used or distributed without prior written consent of the Company which may be withheld by the Company at its sole discretion. In the event that a Party notifies the other Party of any incorrect usage of its Brands, the notified Party shall promptly correct such usage. All use of a Party’s Brands by the other Party shall inure to the benefit of the party owning the Brands and such owning party shall be the sole party entitled to register its Brands. Additionally, if any data provided by TradeBlock is publicly displayed by the Company within a webpage or any report, “TradeBlock” must be cited as the source of the data. Where XBX Index prices or charts are displayed publicly, the aforementioned prices or charts must include a reference to “TradeBlock XBX Index” as the data source with a hyperlink to “https://tradeblock.com/markets/index.”

TradeBlock 1460 Broadway, 7th Floor, New York, NY 10036

6.	License Grant; Restrictions.

6.1 Subject to the terms contained herein, TradeBlock hereby grants to Company during the term of this Agreement a limited, revocable (as expressly provided herein), non-exclusive, non-transferable, non-sub licensable license to access and use the Services and any software provided by TradeBlock to access those Services, for commercial purposes of (as applicable) (a) calculating the daily NAV (Net Asset Value) of the SolidX Bitcoin Trust, (b) providing related information to clients, custodians, regulators, or administrators of the fund and (c) providing information to authorized participants of the fund and any other party necessary to facilitate or maintain the ongoing operation of the fund. All rights not expressly licensed to Company hereunder are reserved to TradeBlock, including without limitation all ownership and proprietary rights in TradeBlock’s technology and Services. Company agrees that its rights in and to TradeBlock’s technology and Services are limited to the license rights set forth in this Section 6.1 above and in any Order Form. Company will not claim ownership or proprietary rights in TradeBlock’s technology or Services.

6.2 Company acknowledges and agrees that Company’s rights in and to TradeBlock’s Intellectual Property (as defined in Section 9) are solely as described in Sections 5 and 6.1 above and do not include any rights of ownership in any of TradeBlock’s Intellectual Property. Company shall not misappropriate any of TradeBlock’s software, technology or other services or use the Services, or, permit enable or assist any third party to create competing products or services, or, change or modify TradeBlock’s Intellectual Property unless otherwise agreed to by TradeBlock in a signed writing.

7. Acceptable Use of the Services; Company’s Responsibility of its Employees’ use of the Services; Regulatory Issues.

7.1 Company agrees that it will not (a) modify, copy, decompile, disassemble or reverse engineer, or cause any other party to modify, copy, decompile, disassemble or reverse engineer, TradeBlock’s software, technology and/or other services; (b) except as otherwise permitted hereby, including in an Order Form, sublicense any of TradeBlock’s Intellectual Property to third parties or sell, resell, rent, sublicense or lease the Services to third parties; (c) otherwise violate the license grant or restrictions set forth in Section 6 above; (d) knowingly use the Services to store or transmit malicious code; (e) interfere with or disrupt the integrity or performance of the Services or third-party data contained therein, (f) attempt to gain unauthorized access to the Services or their related systems or networks; (g) alter, copy, move or delete any tags or code placed as part of the Services; (h) place tags containing TradeBlock’s Intellectual Property on website pages unless such placement is pre-approved by TradeBlock in writing.

7.2 Company shall take full responsibility of, and shall be liable for, any misuse or misappropriation of the Services by its employees in connection with their employment by the Company.

7.3 The Index is based on various inputs which may include spot currency exchange rates, over-the-counter trade data, derivative instrument pricing, or data from other related financial products. TradeBlock does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

8. Company’s Compliance with Laws and Terms. Company shall (a) be responsible for its employees and agents that use the Services provided hereunder; (b) comply with any provisions, limitations or restrictions set forth in an Order Form; and (c) use the Services in compliance with Applicable Law. For purposes of this Agreement, “Applicable Law” shall mean all laws, rules, regulations, treaties (and similar governmental obligations), including local, national and multinational, that are applicable to the party as the context requires.

9.	Intellectual Property Rights & Data.

9.1 TradeBlock shall retain all rights to its Services and software (including without limitation any materials or code provided as part of the Services), Brands, technologies, information, trade secrets, know how, intellectual property, indices, information and data generated by TradeBlock or TradeBlock’s systems hereunder (except for Company Trade Data), including any modifications, enhancements and derivatives thereof (collectively, “TradeBlock’s Intellectual Property”). No implied licenses are granted herein.

10.	Confidential Information.

10.1 TradeBlock and Company understand and agree that in connection with the negotiation and performance of this Agreement, each party may have had or have access to or may have been or be exposed to, directly or indirectly, private or confidential information of the other party, including, but not limited to, trade secrets, computer programs and code, scripts, algorithms, features and modes of operation, inventions (whether or not patentable),

TradeBlock 1460 Broadway, 7th Floor, New York, NY 10036

techniques, processes, methodologies, schematics, testing procedures, software design and architecture, design and function specifications, analysis and performance information, documentation, details of its products and services, as well as names and expertise of, and information relating to, vendors, employees, consultants, customers and prospects, know-how, ideas, and technical, business, pricing information, financial and marketing information and strategies and any other information that the receiving party reasonably should know is confidential (“Confidential Information”). Each party (on its behalf and on behalf of its subcontractors, employees or representatives, or agents of any kind) agrees to hold and treat all Confidential Information of the other party in confidence and will protect such Confidential Information with the same degree of care as such party uses to protect its own Confidential Information of like nature.

10.2 A party (“receiving party”) receiving Confidential Information of the other party (“disclosing party”) will not, without the prior written consent of the disclosing party, disclose any Confidential Information of the disclosing party to third party except that the receiving party may disclose such Confidential Information or portions thereof (a) to its directors, officers, employees, agents and representatives on a need-to-know basis or (b) as may be required by law, applicable regulation or judicial process, provided, however, that if the receiving party is required to disclose such Confidential Information under this clause 10.2 (b), the receiving party shall, to the extent legally permissible, promptly notify the disclosing party of such pending disclosure and if permitted by law, consult with the disclosing party prior to such disclosure as to the availability and advisability of seeking, at disclosing party’s sole expense, a protective order or other means of preserving the confidentiality of the Confidential Information. Notwithstanding the foregoing or anything to the contrary contained herein, a Party may disclose, without notice to the other Party, Confidential Information pursuant to a request or regular or routine inspection by a governmental or regulatory agency.

10.3 Notwithstanding anything contained herein to the contrary, Confidential Information does not include any information that (i) at the time of the disclosure or thereafter is lawfully obtained from publicly available sources generally known by the public (other than as a result of a disclosure in violation of this Agreement by the receiving party or its representative); (ii) is available to the receiving party on a non-confidential basis from a source that is not and was not bound by any confidentiality obligation with respect to the Confidential Information; (iii) has been independently acquired or developed by the receiving party without violating its obligations under this Agreement or under any Applicable Law or (iv) was lawfully in the Party’s possession on a non-confidential basis prior to disclosure by the disclosing party. This Section 10 shall supersede any previous agreement relating to confidential treatment and/or non-disclosure of Confidential Information; provided, however, that any information disclosed pursuant to any earlier agreement shall be deemed to be Confidential Information and protected under the terms of this Agreement as if this Agreement had been in place at the time of such disclosure.

11. Warranties. Each party represents and warrants to the other party that, (a) the signatory signing this Agreement on its behalf has the right and authority to sign this Agreement (b) to the best of its knowledge this Agreement does not and shall not conflict with any other agreement entered into by it, (c) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and (d) it owns (or has been duly licensed to use) all rights in its intellectual property required in order to grant the licenses granted herein. TradeBlock represents and warrants that it has all necessary rights to publish and disseminate the TradeBlock indices. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, AND TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, BOTH PARTIES DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, CONCERNING OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TRADEBLOCK DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE USE, THE RESULTS OF THE USE OR THE BENEFITS, OF THE SERVICES, OR ANY INFORMATION CONTAINED THEREIN OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT.

12. Limitation of Liability.

12.1. EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN OR FRAUD OR INTENTIONAL MISCONDUCT, IN NO OTHER EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES FOR LOST PROFITS, LOSS OF USE, LOSS OF BUSINESS, LOSS

TradeBlock 1460 Broadway, 7th Floor, New York, NY 10036

OF REVENUE, OR LOSS OF DATA, ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR THE SERVICES; PROVIDED HOWEVER, WITH RESPECT TO INDEMNNIFCATION OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CAUSE OR CLAIM WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT IN EXCESS OF TWO (2) TIMES THE AMOUNTS TRADEBLOCK HAS BEEN PAID HEREUNDER DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH THE CAUSE OF ACTION AROSE. IN THE EVENT THAT APPLICABLE LAW DOES NOT ALLOW THE LIMITATION OF LIABILITY AS SET FORTH ABOVE, THIS LIMITATION WILL BE DEEMED MODIFIED SOLELY TO THE EXTENT NECESSARY TO COMPLY WITH APPLICABLE LAW.

12.2. THE FOREGOING LIMITATIONS AND EXCLUSIONS WILL APPLY REGARDLESS OF WHETHER THE CAUSE OF ACTION ARISES IN CONTRACT, IN TORT OR OTHERWISE.

I2.3 EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN OR FRAUD OR INTENTIONAL MISCONDUCT, IN NO OTHER EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CAUSE OR CLAIM WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT IN EXCESS OF THE AMOUNTS TRADEBLOCK HAS BEEN PAID HEREUNDER DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH THE CAUSE OF ACTION AROSE. PROVIDED HOWEVER, WITH RESPECT TO INDEMNNIFCATION OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CAUSE OR CLAIM WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT IN EXCESS OF TWO (2) TIMES THE AMOUNTS TRADEBLOCK HAS BEEN PAID HEREUNDER DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH THE CAUSE OF ACTION AROSE. IN THE EVENT THAT APPLICABLE LAW DOES NOT ALLOW THE LIMITATION OF LIABILITY AS SET FORTH ABOVE, THIS LIMITATION WILL BE DEEMED MODIFIED SOLELY TO THE EXTENT NECESSARY TO COMPLY WITH APPLICABLE LAW.

12.4. THE FOREGOING LIMITATIONS AND EXCLUSIONS WILL APPLY REGARDLESS OF WHETHER THE CAUSE OF ACTION ARISES IN CONTRACT, IN TORT OR OTHERWISE AND NOTWITHSTANDING THE FAILURE OF THE

ESSENTIAL PURPOSE OF ANY REMEDY OR NEGLIGENCE.

12.5. THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE PARTIES HAVE AGREED TO THE TERMS CONTAINED HEREIN, INCLUDING THE PRICING AND ENTERED INTO THIS AGREEMENT, IN PART IN RELIANCE UPON THE LIMITATIONS OF LIABILITY SPECIFIED HEREIN, WHICH ALLOCATE THE RISK BETWEEN TRADEBLOCK AND COMPANY AND CONTRIBUTES TO THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.

13. Indemnity.

13.1 (a) Subject to the provisions of Section 13.2 below, if a third party asserts one or more claims against TradeBlock that (i) Company’s intellectual property (including, without limitation, Applications and data but excluding anything related to or connected with the TradeBlock Intellectual Property) or content provided to TradeBlock infringes such third party’s US patent issued as of the Effective Date, US copyright or trademark or other third party intellectual property right, or (ii) arise out of or result from Company’s breach of its obligations set forth hereunder, then in each case Company will defend and pay all costs of defense of such claim (including reasonable attorneys’ fees), and will indemnify and hold TradeBlock harmless from and against any settlement amounts agreed to by Company or damages finally awarded by a court of competent jurisdiction to such third party.

(b) Subject to the provisions of Section 13.2 below, if a third party asserts one or more claims against the Company that (i) TradeBlock Intellectual Property infringes such third party’s US patent issued as of the Effective Date, US copyright or trademark or other third party intellectual property right, or (ii) arise out of or result from TradeBlock’s breach of its obligations, representations or warranties set forth hereunder, then in each case TradeBlock will defend and pay all costs of defense of such claim (including reasonable attorneys’ fees), and will indemnify and hold Company harmless from and against any settlement amounts agreed to by TradeBlock or damages finally awarded by a court of competent jurisdiction to such third party.

13.2 Procedure. With respect to the indemnification obligations hereunder, the indemnified party should (a) give the indemnifying party prompt written notice of any claim, action, suit or proceeding; (b) granting sole control of the defense and settlement to the indemnifying party (provided, any settlement which involves anything other than monetary damages paid in full by the indemnifying party shall require

TradeBlock 1460 Broadway, 7th Floor, New York, NY 10036

the consent of the indemnified party); and (c) reasonably cooperate with the indemnifying party at the indemnifying party’s sole expense. The indemnified party may participate in the defense of the claim at its own expense and in a manner not disruptive to indemnifying party’s conduct of the defense. Non-compliance with this procedure does not constitute a waiver of the indemnification obligations set forth hereunder.

14. Force Majeure. The parties shall not be liable to each other or any other person for any delay or failure in the performance of this Agreement or for loss or damage of any nature whatsoever suffered by such party due to acts of war, acts of terrorism, acts of vandalism, lightning, fire, strike, unavailability of energy sources or any other causes beyond the party’s reasonable control.

15. Product Upgrades. During the Term of this Agreement, all patches, fixes, standard new releases and new versions of the Services made available by TradeBlock to its customers generally during the Term (collectively, “Standard Upgrades”) will be provided to Company at no additional charge. Non-standard upgrades and optional product enhancements specific to the Company (collectively, “Enhancements”), such as separate TradeBlock products, integration work, customization and non-standard features, may be made available for an additional fee as set forth on the applicable Order Form.

16. Compliance with Laws. Company shall ensure that its implementation and use of the Services complies with all laws and regulations applicable to Company’s business, geographic locations and geographic locations of its customers and users, and shall inform TradeBlock if such compliance requires any modification to TradeBlock’s standard Services offerings. Upon Company’s request, TradeBlock cannot guarantee but will endeavor to support Company’s specific requirements for compliance with Applicable Laws and regulations, and any modification to TradeBlock’s standard Services offerings requested or required by Company may require professional services work by TradeBlock and/or additional fees.

17.

18. Notices. All notices shall be in writing and shall be sent by certified or Express mail, return receipt requested, by recognized expedited courier, or by wire/electronic communications (e.g., facsimile or email if receipt is confirmed) to the respective contact at the address set forth below or to such other address as a party may, by notice, provide to the other:

If to Company, to:

SolidX Management LLC

200 Park Avenue, 17th Floor,

New York, NY 10166

Attention:

Telephone: Email:

If to TradeBlock, to:

1460 Broadway, 7th Floor,

New York, NY 10036

Attention:

Telephone:

E-mail:

19. Independent Contractors. The parties are independent contractors and neither this Agreement nor the performance of Services shall create an association, partnership, joint venture, or relationship of principal and agent, master and servant, or employer and employee, between the parties; and neither party will have the right, power or authority (whether expressed or implied) to enter into or assume any duty or obligation on behalf of the other party.

20.	Miscellaneous.

20.1 This Agreement, together with all exhibits attached hereto that reference this Agreement (including but not limited to the Order Form related hereto), contains the entire agreement of the parties, and supersedes any and all previous agreements addressed herein or with respect to the subject matter hereof, whether oral or written. Each Party hereby rejects any terms or conditions (“Form Terms”) appearing on any purchase order or other supplements that are in addition to, or different from, the terms and conditions of this Agreement, unless such are agreed by the parties in a written document which is executed by both parties, and the parties agree that all such Form Terms shall be void and of no force or effect.

20.2 No amendment to the terms set forth in this Agreement will be effective unless signed by the parties hereto.

20.3 No failure of either party to exercise or enforce any rights under this Agreement shall act as a waiver of such rights. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Either party hereto may assign this Agreement to: (i) any successor to its business or (ii) any entity which is controlled by or under common control of such Party. If any provision of this Agreement is

TradeBlock 1460 Broadway, 7th Floor, New York, NY 10036

held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and the unenforceable provision shall be interpreted so as to render it enforceable while approximating the parties’ intent as closely as possible. This Agreement shall be governed in all respects, including validity, interpretation, enforcement and effect, by the laws of the State of New York. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation it shall be finally resolved by arbitration administered in the County of New York, State of New York by the American Arbitration Association under its Commercial Arbitration Rules, or such other applicable arbitration body as required by law or regulation, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Each party expressly waives its right to a trial by jury. The application of the UN Convention on Contracts for International Sale of

Goods is expressly excluded. This Agreement should not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation or drafting of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. The counterparts of this Agreement and all ancillary documents may be executed and delivered by facsimile or other emailed electronic signature and the receiving party may rely on the receipt of such document by such means as if the original had been received. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Sections 2 (to the extent of any fees due and owing at the time of termination), 6 through 13, 18 & 20 shall survive the termination of this Agreement.

TradeBlock 1460 Broadway, 7th Floor, New York, NY 10036

IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Agreement as of the Effective Date set forth above.

SolidX Management LLC	Schvey, Inc.

Signature:	Signature:
Name:	Name:
Title:	Title:
Date:	Date:

TradeBlock 1460 Broadway, 7th Floor, New York, NY 10036

EXHIBIT A

ORDER FORM

TRADEBLOCK XBX LICENSE AGREEMENT – ORDER FORM

This order form (the “Order Form”) is entered into in connection with that certain TradeBlock XBX License Agreement (the “Agreement”) by and between the Parties thereto (as defined in the Agreement). This Order Form incorporates by reference and is governed by the terms set forth under the Agreement. To the extent of any conflict between this Order Form and the Agreement, such term in the Agreement shall prevail.

1. Term

Effective Date:             , 2016

End Date:             , 2017

2. Licensed Index

TradeBlock’s XBX Index, a US Dollar-denominated composite reference rate for the price of bitcoin, accessible via www.tradeblock.com and an application programming interface (“API”).

3. Services to be Provided by TradeBlock

TradeBlock will make the following available at TradeBlock’s sole expense:

•	Automated calculation of the reference price for the SolidX Bitcoin Trust based on the XBX Index at 4:00 PM EST each weekday on which banks are open in New York, provided via email, API, or both

•	An API with the latest XBX price, which shall update the XBX index price no less frequently than every 15 seconds

•	Raw, historical XBX rate data upon request via API for all days which XBX is used as the reference rate for the Trust

•	The ability for the Company to provide the XBX Index and its API to the trustee, the exchange, the custodian, and/or regulators (collectively referred to as “Service Providers”) as necessary to operate the SolidX Bitcoin Trust. All Service Providers granted access to the XBX Index, APIs, and/or related data shall be precluded from redistribution. Any fees charged to Service Providers for provision of the XBX Index, APIs and/or related data will be paid directly to TradeBlock.

4. Fee Schedule

(i)	Prior to launch of the SolidX Bitcoin Trust:

$         per month.

(ii)	Upon launch of the SolidX Bitcoin Trust, the greater of:
(a)	$ per month; or
(b)	Volume-based per annum fee of bp ( %) of the Net Asset Value (NAV) of the SolidX Bitcoin Trust. This fee will accrue daily based on the prior business day’s NAV and will be payable on a monthly basis in arrears.

TradeBlock 1460 Broadway, 7th Floor, New York, NY 10036

All fees are invoiced monthly and shall be due and paid by Company net thirty (30) days from the invoice date.

[ORDER FORM SIGNATURE FOLLOWS]

Agreed and Acknowledged:

SolidX Management LLC

Signature:

Name:

Title:

Date:

Schvey, Inc.

Signature:

Name:

Title:

Date: